EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on amendment No. 2 to Form SB-2 of our report dated March 7, 2006, related to the consolidated financial statements of Cord Blood America, Inc. for the year ended December 31, 2005, and to the reference to our Firm under the caption “Experts” in the prospectus.

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

September 19, 2006